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                                                                    Exhibit 5.01

                                 March 2, 2000

At Home Corporation
450 Broadway
Redwood City, California 94063

Gentlemen/Ladies:

   At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about March 2, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 5,285,600 shares of your Series A Common Stock (the "Stock"), all of which will be sold by certain selling stockholders (the "Selling Stockholders").

   In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the exhibits filed as a part thereof;

     (2) the prospectus prepared in connection with the Registration Statement (the "Prospectus");

     (3) your Fifth Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on May 28, 1999 and your Second Amended and Restated Bylaws, each of which are listed as exhibits to the Registration Statement;

     (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession;

     (5) a certificate from your transfer agent dated of even date herewith, verifying the number of your issued and outstanding shares of capital stock as of the date hereof, and a list of option and warrant holders respecting the Company's capital stock and of any rights to purchase capital stock that was prepared by the Company dated of even date herewith verifying the number of such issued and outstanding securities; and

     (6) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations.

   In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

   As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.
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At Home Corporation
Page 2


   We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein with concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the States of California and Delaware.

   In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

   The Company has informed us that the Company intends to issue the Stock from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Stock, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Stock is to be issued (including the Registration Statement, the Prospectus and the applicable Prospectus Supplement, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Stock. However, we undertake no responsibility to monitor the Company's future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

   Based upon the foregoing, it is our opinion that the 5,285,600 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable and that the up to 5,285,600 shares of Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

   We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                                          Very truly yours,

                                          FENWICK & WEST LLP

                                          By: /s/ Jeffrey R. Vetter
                                             _________________________________
                                              Jeffrey R. Vetter, a partner